                                                                    EXHIBIT 12.1

                          GLACIER WATER SERVICES, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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

                                                                                 PRO FORMA
                                                            NINE MONTHS ENDED   PERIOD ENDED
                              YEAR ENDED DECEMBER 31,       ----------------- ----------------
                         ---------------------------------- SEPT. 30, OCT. 5, DEC. 31, OCT. 5,
                          1992   1993   1994   1995   1996    1996     1997     1996    1997
                         ------ ------ ------ ------ ------ --------- ------- -------- -------
Earnings:
  Income before income
   taxes................ $2,653 $3,329 $4,283 $4,514 $4,718  $4,052   $  462   $4,257  $  330
  Fixed charges from
   below................    342    155    536  1,077  1,152     809    1,729    1,613   1,861
                         ------ ------ ------ ------ ------  ------   ------   ------  ------
  Earnings.............. $2,995 $3,484 $4,819 $5,591 $5,870  $4,861   $2,191   $5,870  $2,191
                         ====== ====== ====== ====== ======  ======   ======   ======  ======
Fixed Charges:
  Total rents........... $  236 $  299 $  864 $1,109 $1,284  $  863   $1,042   $1,284  $1,042
                         ====== ====== ====== ====== ======  ======   ======   ======  ======
  Percent of rents
   allocable to interest
   (Rents x 30%)........ $   71 $   90 $  259 $  333 $  385  $  259   $  313   $  385  $  313
  Interest expense......    271     65    277    744    767     550    1,416    1,228   1,548
                         ------ ------ ------ ------ ------  ------   ------   ------  ------
  Fixed charges......... $  342 $  155 $  536 $1,077 $1,152  $  809   $1,729   $1,613  $1,861
                         ====== ====== ====== ====== ======  ======   ======   ======  ======
Earnings to fixed
 charges................  8.76x 22.48x  8.99x  5.19x  5.10x   6.01x    1.27x    3.64x   1.18x
                         ====== ====== ====== ====== ======  ======   ======   ======  ======
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